EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in Amendment No. 2 to the Registration Statement (Form S-8 No. 333-30357) pertaining to the 1997 Stock Option Plan (as Amended) of FTI Consulting, Inc., of our report dated March 30, 1999 with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

Baltimore, Maryland
November 16, 1999